Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                           Due Period 10/31/2002
                                                   Determination Date 11/20/2002
                                                    Distribution Date 11/25/2002

I   Available in Certificate Account

    Principal collected on Mortgage Loans                         23,197,891.19
    All Liquidation Proceeds with respect
       to Principal                                                   40,381.00
    Recoveries on previously Liquidated
       Mortgages with respect to Principal                                 0.00
    Principal portion of Purchase Price
       on Repurchased Mortgage Loans                                       0.00
    Substitution Adjustment with respect
       to Principal                                                        0.00
                                                                  -------------
               Principal Distribution Amount                      23,238,272.19

    Interest collected on Mortgage Loans                           6,749,229.14
    Interest portion of Purchase Price on
       Repurchased Mortgage Loans                                          0.00
    Recoveries on previously Liquidated
       Mortgages with respect to Interest                                  0.00
    Substitution Adjustment with respect
       to Interest                                                         0.00
    Master Servicer Monthly Advances (net
       of Compensating Interest)                                   1,024,273.42
    Reimbursement of previous months
       Servicer Advances                                            -513,691.42
    Compensating Interest                                              9,320.21
    Investment Earnings on Certificate
       Account                                                        21,763.81
                                                                  -------------
                   Interest Remittance Amount                      7,290,895.16

    Amount not Required to be deposited                                    0.00

                   Total available in the
                      Certificate Account                         30,529,167.35

II  Distributions                              Per $ 1,000           Amount
                                               -----------        -------------

1.  Aggregate Class AF Distribution            35.40655762        20,603,075.88

2.  Aggregate Class A-IO Distribution           4.16666667           791,000.00

3.  Aggregate Class MF-1 Distribution           4.99166677           165,523.67

4.  Aggregate Class MF-2 Distribution           5.32500000           141,272.25

5.  Aggregate Class BF Distribution             5.69166667           122,598.50

6.  Aggregate Class AV Distribution            29.78586694         7,810,152.17

7.  Aggregate Class MV-1 Distribution           2.13555556            42,284.00

8.  Aggregate Class MV-2 Distribution           2.66083362            46,378.33

9.  Aggregate Class BV Distribution             3.25500000            56,734.65

10. Aggregate Class X-IO Distribution           0.00000000                 0.00

11. Aggregate Class R Distribution                                         0.00

12. Aggregate Master Servicer Distribution                           750,147.90
                                                                 --------------
                     Total Distributions =                        30,529,167.35

III Certificate Class Balances                  Factor %             Amount
                                              ------------       --------------

    Opening Senior Class A Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group I
    Certificates:
       (a)  Class AF-1A                        88.75951627%      516,491,625.19

       (b)  Class A-IO (Notional Amount)                         189,840,000.00

    Opening Subordinated Class MF & BF
    Certificate Balances as reported in
    prior Monthly Master Servicer Report
    for Group I Certificates:
       (a)  Class MF-1                        100.00000000%       33,160,000.00
       (b)  Class MF-2                        100.00000000%       26,530,000.00
       (c)  Class BF                          100.00000000%       21,540,000.00
                                                                 --------------
                                                                  81,230,000.00
    Opening Senior Class AV Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group II
    Certificates:
       (a)  Class AV                           92.02752165%      241,305,364.52

    Opening Subordinated Class MV & BV
    Certificate Balances as reported in prior
    Monthly Master Servicer Report for
    Group II Certificates:
       (b)  Class MV-1                        100.00000000%       19,800,000.00
       (c)  Class MV-2                        100.00000000%       17,430,000.00
       (d)  Class BV                          100.00000000%       17,430,000.00
                                                                 --------------
                                                                  54,660,000.00

IV  Principal Distribution Amount

1(a). Basic Principal Amount                           No.           Amount
                                                     ------      --------------
       (a)  Stated principal collected                             2,856,203.30
       (b)  Principal Prepayments                      215        20,341,687.89
       (c)  Liquidation Proceeds                                      40,381.00
       (d)  Repurchased Mortgage Loans                   0                 0.00
       (e)  Substitution Adjustment related
            to Principal                                                   0.00
       (f)  Recoveries on previously
            Liquidated Mortgages with respect
            to Principal                                                   0.00
                                                                 --------------

                   Total Principal Distribution                   23,238,272.19

1(b).  Subordination Increase Amount                               2,642,500.15

2(a).  Class AF Principal Distribution Amount
       for Group I Certificates:
                                               Per $ 1,000
                                               -----------
            1.  Class AF                       31.80440058        18,506,980.70

2(b).  Class MF & BF Principal Distribution
       Amount Group I Certificates:
            1.  Class MF-1                      0.00000000                 0.00
            2.  Class MF-2                      0.00000000                 0.00
            3.  Class BF                        0.00000000                 0.00

2(c).  Class AV Principal Distribution
       Amount Group II Certificates:
            1.  Class AV                       28.12170260         7,373,791.64

2(d).  Class AV Principal Distribution
       Amount Group II Certificates:
            1.  Class MV-1                      0.00000000                 0.00
            2.  Class MV-2                      0.00000000                 0.00
            3.  Class BV                        0.00000000                 0.00

2(e)   Class M Applied Realized Loss for
       Group I Certificates:
            1.  Class MF-1                      0.00000000                 0.00
            2.  Class MF-2                      0.00000000                 0.00
            3.  Class BF                        0.00000000                 0.00

2(f)   Class B Applied Realized Loss for
       Group II Certificates:
            1.  Class MV-1                      0.00000000                 0.00
            2.  Class MV-2                      0.00000000                 0.00
            3.  Class BV                        0.00000000                 0.00

                                                Factor %             Amount
                                              ------------       --------------
    Ending Senior Class A Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group I
    Certificates:
            (a) Class AF-1A                    85.57907621%      497,984,644.49

            (b) Class A-IO (Notional Amount)                     189,840,000.00

    Ending Subordinated Class MF & BF
    Certificate Balances after distributions
    of principal in this Monthly Master
    Servicer Report Group I Certificates:
            (a) Class MF-1                    100.00000000%       33,160,000.00
            (b) Class MF-2                    100.00000000%       26,530,000.00
            (c) Class BF                      100.00000000%       21,540,000.00
                                                                 --------------
                                                                  81,230,000.00

    Ending Senior Class AV Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group II
    Certificates:
            (a) Class AV                       89.21535139%      233,931,572.88

    Ending Subordinated Class MV & BV
    Certificate Balances after distributions
    of principal in this Monthly Master
    Servicer Report for Group II
    Certificates:
            (b) Class MV-1                    100.00000000%       19,800,000.00
            (c) Class MV-2                    100.00000000%       17,430,000.00
            (d) Class BV                      100.00000000%       17,430,000.00
                                                                 --------------
                                                                  54,660,000.00

V   Interest Distribution Amount

    Fixed Rate Certificates

            (b) Fixed Rate Certificates
                applicable Pass-Through Rate
                1.  Class AF-1A                    4.87000%
                2.  Class A-IO                     5.00000%
                9.  Class MF-1                     5.99000%
                10. Class MF-2                     6.39000%
                11. Class BF                       6.83000%

        Variable Rate Certificates

            (b) LIBOR Rate 1.83000%

                1.  Class AV                       2.10000%
                2.  Class MV-1                     2.48000%
                3.  Class MV-2                     3.09000%
                4.  Class BV                       3.78000%

    INTEREST REMITTANCE AMOUNT
       1.   Interest collected on Mortgage
            Loans                             6,749,229.14
       2.   Interest advanced on Mortgage
            Loans                               510,582.00
       3.   Compensating Interest on
            Mortgage Loans                        9,320.21
       4.   Substitution Adjustment interest          0.00
       5.   Purchase Price interest on
            repurchased accounts                      0.00
       6.   Liquidation Proceeds interest
            portion                                   0.00
       7.   Recoveries on previously
            Liquidated Mortgages with
            respect to Interest                       0.00
                    TOTAL INTEREST REMITTANCE
                    AMOUNT                                         7,269,131.35

    Current Interest Requirement

                1.  Class AF-1A @ applicable
                    Pass-Through Rate                              2,096,095.18
                2.  Class A-IO @ applicable
                    Pass-Through Rate                                791,000.00
                3.  Class MF-1 @ applicable
                    Pass-Through Rate                                165,523.67
                4.  Class MF-2 @ applicable
                    Pass-Through Rate                                141,272.25
                5.  Class BF @ applicable
                    Pass-Through Rate                                122,598.50
                6.  Class AV @ applicable
                    Pass-Through Rate                                436,360.53
                7.  Class MV-1 @ applicable
                    Pass-Through Rate                                 42,284.00
                8.  Class MV-2 @ applicable
                    Pass-Through Rate                                 46,378.33
                9.  Class BV @ applicable
                    Pass-Through Rate                                 56,734.65

    Interest Carry Forward Amount

                1.  Class AF-1A                       0.00
                2.  Class A-IO                        0.00
                3.  Class MF-1                        0.00
                4.  Class MF-2                        0.00
                5.  Class BF                          0.00
                6.  Class AV                          0.00
                7.  Class MV-1                        0.00
                8.  Class MV-2                        0.00
                9.  Class BV                          0.00
                10. Class X-IO                        0.00

    Certificates Interest Distribution Amount

                                               Per $ 1,000
                                               -----------
                1.  Class AF-1A                 3.60215704         2,096,095.18
                2.  Class A-IO                  4.16666667           791,000.00
                3.  Class MF-1                  4.99166677           165,523.67
                4.  Class MF-2                  5.32500000           141,272.25
                5.  Class BF                    5.69166667           122,598.50
                6.  Class AV                    1.66416433           436,360.53
                7.  Class MV-1                  2.13555556            42,284.00
                8.  Class MV-2                  2.66083362            46,378.33
                9.  Class BV                    3.25500000            56,734.65
                                                                   ------------
                                                                   3,898,247.11
VI  Credit Enhancement Information

                                                      Group I       Group II         Total
                                                   -------------  -------------   -------------
          (a)   Senior Enhancement Percentage              14.98%         20.56%          35.53%

          (b)   Overcollateralization Amount:

                1.  Opening Overcollateralization
                    Amount                          6,755,532.21   6,224,013.52   12,979,545.73
                2.  Ending Overcollateralization
                    Amount                          7,989,227.25   7,589,095.96   15,578,323.21
                3.  Targeted Overcollateralization
                    Amount                         15,252,032.86  10,773,517.11   26,025,549.97
                4.  Subordination Deficiency        7,262,805.61   3,184,421.15   10,447,226.76
                5.  Overcollateralization
                    Release Amount                          0.00           0.00            0.00

VII Trigger Information

       1. (a)   60+ Delinquency  Percentage                 2.37%          2.08%
          (b)   Delinquency Event in effect
                (Group I > 50% or Group II > 40%) ?           NO             NO

       2. (a)   Cumulative Loss Percentage                  0.01%          0.00%
          (b)   Applicable Loss Percentage
                for current Distribution                    2.25%          3.25%
          (c)   Cumulative Loss Trigger Event
                in effect                                     NO             NO

VIII Pool Information                                No.             Amount
                                                    ------       --------------

          (a)   Closing Mortgage Loan
                Principal Balance:
                1.  Fixed Rate                       7,776       587,203,871.74
                2.  Adjustable Rate                  2,599       296,180,668.84

                        Total Closing Mortgage
                        Loan Principal Balance:     10,375       883,384,540.58

          (b)   Balloon Mortgage Loans
                1.  Fixed Rate                         262        20,743,616.21
                2.  Adjustable Rate                      0                 0.00

                        Total Closing Mortgage
                        Loan Principal Balance:        262        20,743,616.21

          (c)   Weighted Average Mortgage Rate:
                1.  Fixed Rate                                            9.431%
                2.  Adjustable Rate                                       8.134%

                        Total Weighted Average
                        Mortgage Rate                                     8.996%

          (d)   Weighted Average Net Mortgage
                Rate:
                1.  Fixed Rate                                            8.937%
                2.  Adjustable Rate                                       7.639%

          (e)   Weighted Average Remaining
                Maturity:
                1.  Fixed Rate                                           293.98
                2.  Adjustable Rate                                      347.50

          (f)   Weighted Average Original
                Maturity:
                1.  Fixed Rate                                           315.00
                2.  Adjustable Rate                                      359.00

IX  Delinquency Information                         No.     %        Amount
                                                   -----  -----   -------------

    A. Fixed Rate Mortgage Loans:
          (a)   Delinquent Contracts:
                1.  31 - 59 Day Accounts            309   3.74%   21,974,376.09
                2.  60 - 89 Day Accounts             81   0.93%    5,440,385.91
                3.  90 + Day Accounts               128   1.28%    7,545,124.13

          (b)   Mortgage Loans - In Foreclosure      56   0.53%    3,101,109.79
          (c)   REO Property Accounts                 5   0.11%      621,856.83

    B. Adjustable Rate Mortgage Loans:
          (a)   Delinquent Contracts:
                1.  31 - 59 Day Accounts            118   3.90%   11,541,874.55
                2.  60 - 89 Day Accounts             33   1.00%    2,957,126.54
                3.  90 + Day Accounts                44   1.14%    3,362,343.39

          (b)   Mortgage Loans - In Foreclosure      24   0.56%    1,652,711.62
          (c)   REO Property Accounts                 6   0.18%      542,731.56

    C. Total For All Mortgage Loans
          (a)   Delinquent Contracts:
                1.  31 - 59 Day Accounts            427   3.79%   33,516,250.64
                2.  60 - 89 Day Accounts            114   0.95%    8,397,512.45
                3.  90 + Day Accounts               172   1.23%   10,907,467.52

          (b)   Mortgage Loans - In Foreclosure      80   0.54%    4,753,821.41
          (c)   REO Property Accounts                11   0.13%    1,164,588.39

X   Realized Losses                                   No.            Amount
                                                    ------        -------------

       1. (a)   Gross Realized Losses during
                the period                            1               84,103.67

          (b)   Realized Losses during the period
                1. Group I                                            43,722.67
                2. Group II                                                0.00
                                                                  -------------

                    Total                                             43,722.67

          (c)   Cumulative Gross Realized Losses      1              104,700.58

          (d)   Cumulative Realized Losses
                1. Group I                                            64,319.58
                2. Group II                                                0.00

                    Total                                             64,319.58

          (e)   Cumulative Applied Realized Losses

                  i. Class MF-1                                            0.00
                 ii. Class MV-1                                            0.00
                iii. Class MF-2                                            0.00
                 iv. Class MV-2                                            0.00
                  v. Class BF                                              0.00
                 vi. Class BV                                              0.00

XI  Miscellaneous Information

    1. (a)  Monthly Master Servicer Fee

              i.  Monthly Servicing Fee                              377,777.72
             ii.  Mortgage Fees                                      341,141.55
            iii.  Mortgage Insurance Premium
                  Reimbursement                                        9,464.82
             iv.  Certificate Account Investment
                  Earnings                                            21,763.81

       (b)  Amount of prior unpaid Master
            Servicing Fees paid with this
            distribution                                                   0.00

       (c)  Total Master Servicing Fees paid
            with this distribution                                   750,147.90

       (d)  Amount of unpaid Master Servicing
            Fees as of this distribution                                   0.00

    2. (a)  Opening Master Servicer Advance
            Balance                                                4,495,317.32

       (b)  Current Advance (exclusive of
            Compensating Interest)                                 1,024,273.42

       (c)  Reimbursement of prior Master
            Servicer Advances                                       (513,691.42)
                                                                   ------------
       (d)  Ending Master Servicer Advance
            Balance                                                5,005,899.32

    3. Current period Compensating Interest                            9,320.21

    4. (a) Stepdown Date in effect?                                          NO
                                                                   ------------